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CONVERTIBLE NOTE

THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

MERIT CAPITAL ADVANCE, LLC

15% SUBORDINATED CONVERTIBLE PIK NOTE

$1,500,000.00                                                                March 15, 2007

FOR VALUE RECEIVED, Merit Capital Advance, LLC, a Delaware limited liability company (the "Company"), hereby unconditionally promises to pay to DBAH Capital LLC (including its successors and assigns, "Holder") on the date 18 months from the date hereof (the "Maturity Date") the principal sum of one million five hundred thousand United States dollars ($1,500,000.00) (the "Original Principal Amount"), with interest as provided in Section 1.02 hereof. Capitalized terms used but not otherwise defined herein have the respective meanings given to such terms in the Limited Liability Company Agreement of the Company dated as of the date hereof (the "LLC Agreement") or in Article VII hereof.

ARTICLE I

PRINCIPAL AND INTEREST

SECTION 1.01. Principal. The entire unpaid principal amount of this Note shall be paid on the Maturity Date.

SECTION 1.02. Interest. For each day during the period from and including the date hereof to but excluding the date this Note shall be paid in full, interest shall accrue at a rate of fifteen percent (15%) per annum (the "Interest Rate") on the outstanding principal amount of this Note from time to time, and shall be payable on the last day of each calendar quarter and (if not the last day of a calendar quarter) on the date this Note shall be paid in full (each such date, an "Interest Payment Date"). Such interest shall be payable by capitalizing the amount of such interest that would have been due on each such Interest Payment Date (the "Capitalized Amount") so that the principal amount of this Note is increased on each Interest Payment Date by the Capitalized Amount. The Capitalized Amount shall be deemed as part of the principal amount of this Note and shall be subject to the same terms and entitled to the same benefits as the previously outstanding principal amount of this Note. Interest on this Note shall be computed on the basis of a year of 360 days consisting of twelve 30-day months.

SECTION 1.03. Default Interest. Without duplication of any interest payable under Section 1.02 hereof, the Company hereby unconditionally promises to pay to the Holder interest on any principal or interest payable by the Company under this Note that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate per annum equal to the Interest Rate plus 2%, which interest shall be payable from time to time on demand of the Holder.

SECTION 1.04. Optional Prepayment. The Company shall not be entitled to prepay this Note at any time in whole or in part.

ARTICLE II

PAYMENTS

All payments of principal and interest to be made by the Company in respect of this Note are to be made in lawful money of the United States of America at the principal office of Deutsche Bank AG in New York, New York (or at such other place as the Holder shall have des-ig-nated by written notice to Company), not later than 12:00 p.m. New York City time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim.

ARTICLE III

CONVERSION

SECTION 3.01. Conversion. The outstanding principal amount of this Note may, at any time (at the option of the Holder) on or after the date six months from the date hereof (or on or after such date later than the date six months from the date hereof as the Holder shall elect by providing written notice of such election to the Company) (the date six months from the date hereof, or such later elected date, the "Convertibility Date"), be converted (a "Conversion"), in whole (but not in part), into a number of Class A Units of the Company equal to the number of Class B Units of the

Company outstanding on the date of Conversion. If, on the date of Conversion, there shall be outstanding any options or warrants to purchase Class B Units or other securities convertible into or exchangeable for Class B Units, all Class B Units issuable upon exercise, conversion or exchange of such options, warrants or securities shall be deemed to be outstanding on the date of Conversion, for purposes of determining the number of Class A Units into which this Note shall be convertible.

SECTION 3.02. Manner of Conversion. The Holder may exercise the right to convert this Note into Class A Units by delivering for such purpose to the Company, at its principal office, a written notice stating that Holder elects to convert this Note in accordance with the provisions of this Section 3. The Holder will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of the issue and delivery of Class A Units on Conversion of this Note. Upon the delivery of such notice, the Company shall deliver or cause to be delivered to the Holder a Certificate of Interest representing the number of validly issued, fully paid and nonassessable Class A Units to which the Holder shall be entitled. Such Conversion shall be deemed to have been made at the close of business on the date of giving of such notice, and Holder shall be deemed to have become the holder of the Class A Units represented by such Certificate of Interest on such date.

SECTION 3.03. Reservation of Class A Units, Etc. The Company shall at all times reserve and keep available out of its authorized and unissued Class A Units, solely for the purpose of effecting the Conversion of this Note, such number of Class A Units as shall from time to time be sufficient to effect the Conversion of this Note. The Company shall from time to time, subject to and in accordance with the LLC Act, increase the authorized amount of Class A Units if at any time the number of authorized Class A Units remaining unissued shall not be sufficient to permit the Conversion of this Note.

SECTION 3.04. Cancellation of Note Upon Conversion. Upon Conversion of this Note, (i) this Note shall no longer be deemed to be outstanding, (ii) the Company shall not be required to make any payments in respect of principal or interest on this Note, (iii) interest shall cease to accrue on this Note and (iv) the Holder shall upon written request of the Company return this Note to the Company for cancellation.

ARTICLE IV

TERMS OF SUBORDINATION

SECTION 4.01. General. Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all indebtedness or other liabilities of the Company outstanding from time to time under the Credit Agreement dated as of the date hereof between the Company and Deutsche Bank AG Cayman Islands Branch, as lender (as the same may from time to time be amended, extended, renewed, increased, modified, restated or refinanced, the "Credit Agreement"), including, without limitation, any interest accruing after the commencement of any proceedings referred to in clause (ii) below, whether or not such interest is an allowed claim in such proceeding (all such indebtedness or other liabilities and interest being herein called "Senior Obligations"):

(i) The holders of Senior Obligations shall be entitled to receive payment in full in cash of all amounts constituting Senior Obligations before the Holder is entitled to receive any payment on account of this Note.

(ii) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then (a) the holders of Senior Obligations shall be entitled to receive payment in full of all amounts constituting Senior Obligations before the Holder is entitled to receive, or make any demand for, any payment on account of this Note, and to that end the holders of Senior Obligations shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities and (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holder would be entitled but for the provisions of this Section 4.01, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of this Note, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Obligations (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Obligations in full.

No present or future holder of Senior Obligations shall be prejudiced in its right to enforce subordination of this Note by any act or failure to act on the part of the Company or by any act or failure to act or delay in acting, in good faith on the part of such holder or any trustee or agent for such holder, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or future exercise by a holder of Senior Obligations of any other right, remedy or power. Each and every right, remedy and power granted to the holders of Senior Obligations, or allowed the holders of Senior Obligations by law or other agreement shall be cumulative and not exclusive, and may be exercised by the holders of Senior Obligations, from time to time. The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Senior Obligations on the one hand, and the Company and the Holder on the other hand, and nothing herein shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Holder the principal hereof and interest hereon in accordance with the terms hereof, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law in respect hereof, subject to the rights, if any, under this Note of holders of Senior Obligations to receive cash, property or securities otherwise payable or deliverable to the Holder.

SECTION 4.02. Modification of Senior Obligations. Without in any way limiting the generality of the foregoing provisions of this Section 4, at any time, without the consent of or notice to the Holder, without incurring responsibility or liability to the Holder and without impairing or releasing the subordination provided herein or the obligations hereunder of the Holder, the holders of Senior Obligations may do any one or more of the following: (i) change the manner, place or terms of payment of or extended the time of payment of, or renew or alter, the Senior Obligations or any collateral security or guaranty therefor, or otherwise amend or supplement in any manner the Senior Obligations or any instruments evidencing the same or any agreement under which Senior Obligations is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Obligations; (iii) release any Person liable in any manner for the Senior Obligations; and (iv) exercise or refrain from exercising any rights against the Company and any other Person. The Holder unconditionally waives notice of the incurring of Senior Obligations or any part thereof.

SECTION 4.03. Defaults. After payment in full in cash of the Senior Obligations (but not otherwise), if any payment is not made when due hereunder, the Holder may declare all amounts owing under this Note due and payable, provided that if after repayment in full of the Senior Obligations, any payments of Senior Obligations shall at any time be rescinded or otherwise must be returned by the holder of any Senior Obligations, such demand, if made, shall be automatically rescinded.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Holder that:

SECTION 5.01. Organization. The Company is duly organized, validly existing and in good standing under the laws of Delaware.

SECTION 5.02. Authorization; Enforceability. The execution, delivery and performance of this Note by the Company are within the Company's corporate powers and have been duly authorized by all necessary corporate action. This Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity

(regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 5.03. Government Approvals; No Conflicts. The execution, delivery and performance of this Note by the Company (a) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (b) will not violate any applicable law or regulation or the certificate of formation or limited liability company agreement of the Company and (c) will not violate or result in a default under any loan agreement, indenture, or other agreement or instrument binding upon the Company or any of its Subsidiaries.

SECTION 5.04. Litigation. There are no actions, suits or proceedings by or before any arbitrator or governmental authority now pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Note or the transactions contemplated thereby.

SECTION 5.05. Compliance with Laws and Agreements. The Company and each of its Subsidiaries is in compliance with all applicable laws (including without limitation Environmental Laws, tax laws and ERISA), regulations and orders of any governmental authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Investment and Holding Company Status. The Company is not an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 5.07. Margin Regulations. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of this Note will be used to buy or carry any Margin Stock.

SECTION 5.08. Solvency. The Company is, after giving effect to the use of the proceeds of this Note will be, Solvent.

ARTICLE VI

COVENANTS

So long as any principal of or interest or any other amount payable under this Note remains outstanding, the Company agrees that:

SECTION 6.01. Certain Covenants. (a) The Company will, and cause each of its Subsidiaries to, preserve and maintain its corporate existence and comply with all applicable laws, statutes, rules, regulations and orders, including without limitation, those relating to federal or State non-banking activities, licensing, usury, truth in lending, privacy, credit reporting, equal opportunity, predatory lending, money-laundering and terrorism financing, and all applicable Environmental Laws, tax laws and ERISA, except to the extent such non-compliance could not reasonably be expected to have a Material Adverse Effect or otherwise adversely affect the Holder. The Company will, and will cause each of its Subsidiaries to, comply with instructions provided from time to time by the Holder in connection with the Holder's efforts to ensure the business of the Company and its Subsidiaries is at all times in compliance with all such applicable statutes, rules, regulations and orders, except to the extent non-compliance with such statutes, rules or regulations could not reasonably be expected to have a Material Adverse Effect or otherwise adversely affect the Holder.

(b) The Company will, and cause each of its Subsidiaries to, promptly from time to time obtain and maintain in full force and effect all licenses, consents, authorizations and approvals of, and make all filings and registrations with, any Governmental Authority necessary in connection with the business of the Company and its Subsidiaries, except to the extent the failure to obtain or maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect or otherwise adversely affect the Holder.

(c) The Company will, and cause each of its Subsidiaries to, timely file all required tax returns, and pay and discharge all taxes, assessments and other governmental charges imposed upon it and its property or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a lien or charge upon any property of the Company or such Subsidiary, except (i) such items as are being contested in good faith by appropriate proceedings and as to which appropriate reserves are being maintained and (ii) items the non-payment of which could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(d) The Company will, and cause each of its Subsidiaries to, keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, and permit representatives of the Holder, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its property, and to discuss its business and affairs with its officers.

(e) The Company will furnish to the Holder:

(i) by the dates the Managing Member is required to make delivery thereof to the Members under the LLC Agreement (or, if delivered earlier, simultaneously with the Managing Member's delivery thereof to such Members), copies of all financial statements, monthly reports, notices and other informational materials required to be delivered to such Members under the LLC Agreement;

(ii) as soon as possible and in any event within five Business Days after the occurrence of any Default, a statement of the Company setting forth details of such Default and the action which the Company has taken and proposes to take with respect thereto;

(iii) within three Business Days of its receipt thereof, a copy of each invoice for Service Fees received by the Company under (and as defined in) the LEAF Services Agreement, together with all information Holder may reasonably request to substantiate the amount of such Service Fees;

(iv) promptly upon the Company becoming aware thereof, written notice of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof or any Member; and

(v) such other information respecting the condition or operations, financial or otherwise, of the Company and its Subsidiaries as the Holder may from time to time request.

(f) The Company will not, and will not permit any of its Subsidiaries to, merge with or consolidate into any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person.

(g) The Company will not create, and will not permit any of its Subsidiaries to, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired by it, except Permitted Liens.

(h) The Company will not at any time incur or permit to remain outstanding any Indebtedness, other than (x) Indebtedness under this Note and (y) Indebtedness under the Credit Agreement.

(i) The Company will not permit its Subsidiaries to incur or have outstanding any Indebtedness.

(j) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any transaction with an Affiliate (other than the LEAF Services Agreement) except in the ordinary course of and pursuant to the reasonable requirements of its business and upon commercially reasonable terms that are no lessfavorable to it than those which might be obtained in a comparable arm's-length transaction at the time from a Person which is not such an Affiliate.

(k) The Company will at all times comply with the restrictions on its activities set forth in the LLC Agreement.

(l) The Company will cooperate actively and in good faith with the Holder, prior to the Convertibility Date, to implement such anti-money laundering policies and procedures and such other compliance procedures in each case as the Holder shall require in connection with this Note being convertible into Class A Units of the Company as provided in Section 3.

(m) The Company will, in the event that "Cause" under (and as defined in) the LEAF Services Agreement shall exist, take such steps as the Holder shall reasonably direct, including the exercise of the Company's right to terminate the LEAF Services Agreement.

SECTION 6.02. Certain Protections of This Note's Contingent Equity Interest.

In addition to any applicable requirements of the LLC Agreement, the Managing Member agrees that it will not, without the prior written consent of the Holder:

(a) reorganize the Company into a corporation;

(b) permit the Company or any Subsidiary to take any action in contravention of the LLC Agreement or any other Transaction Document;

(c) (i) permit the Company to issue any limited liability company interests (including, without limitation, any preferred or non-voting limited liability company interests) in the Company, or permit the Company to issue any rights to acquire any such limited liability company interests (other than the Class A Units issuable upon Conversion of this Note), or (ii) permit the Company to reclassify or combine any limited liability company interests in the Company;

(d) make or permit to be made any Distribution in respect of or redemption of Interests (other than reasonable Tax Distributions made in accordance with Section 5.2 of the LLC Agreement);

(e) permit the Company or any Subsidiary to acquire any assets other than Permitted Assets;

(f) permit the Company or any Subsidiary to (i) amend, modify or waive any provision of the LEAF Services Agreement, any Credit Card Processor Services Agreement or any Relevant Provision of a Merchant Advance Contract, or (ii) enter into any Merchant Advance Contract whose equivalent provisionsdiffer from the Relevant Provisions set forth in the form of Merchant Advance Contract attached as Exhibit D to the LLC Agreement;

(g) permit the Company or any Subsidiary to (i) terminate the LEAF Services Agreement, or (ii) enter into after the date hereof, terminate, or change

      (or consent or fail to object to any change in) the settlement of funds procedures under, any Credit Card Processor Services agreement;

(h) permit the Company or any Subsidiary to enter into any material business combination, partnership or joint venture with any Person, or to terminate any such arrangement entered into;

(i)  (i) permit the Company to engage in any business activities other than those conducted and proposed to be conducted on the date hereof, (ii) permit the Servicer Subsidiary to engage in any business activities other than the provision to the Company of services of the type contemplated in the LEAF Services Agreement, (iii) permit the Company or any Subsidiary to enter into Merchant Advance Contracts with counterparties in California (other than Merchant Advance Contracts entered into by the Company with such counterparties while the Company maintains a valid and effective California finance lender license) or (iv) permit the Company or any Subsidiary to do business in any State of the United States of America other than New York, California, New Jersey, Pennsylvania, Florida, Texas and Nevada, or in any country other than the United States of America or any political subdivision of such other country;

(j)  permit the Company or any Subsidiary to voluntarily liquidate or dissolve itself or appoint a Liquidator;

(k) permit the Company or any Subsidiary to change its Fiscal Year;

(l) cause the Company or any Subsidiary to be treated as a corporation or other association taxable as a corporation or as a publicly traded partnership for federal income tax purposes or to take a position inconsistent with the Company or any Subsidiary not being treated as a corporation or other association taxable as a corporation except as required by Applicable Law;

(m)  permit the Company or any Subsidiary to confess a judgment against the Company or any Subsidiary or settling actions in proceedings in law or in equity in relation to the Company or any Subsidiary before any court or other Governmental Authority;

(n)  permit the Company or any Subsidiary (other than the Servicer Subsidiary) to have any employees;

(o) permit the Company to reduce the "Commitments" under the Credit Agreement;

(p) (x) permit the Company or any Subsidiary to incur any voluntary expense (other than for Service Fees as defined in the LEAF Services Agreement), or to enter into any agreement other than the Transaction Documents

(and any agreement required to be entered into pursuant to any Transaction Document), if the aggregate of all such expenses, or of all obligations of the Company and its Subsidiaries pursuant to the relevant agreement(s), as the case may be, (i) individually is in excess of $35,000 or (ii) in the aggregate during any annual fiscal period of the Company is in excess of $200,000, unless, in the case of any such voluntary expense, the incurrence thereof is necessary to comply with Applicable Law, and it being understood that the Managing Member shall provide the Holder with at least three Business Days prior written notice of the incurrence by the Company or any Subsidiary of any such expense, or any such entry into by the Company or any Subsidiary of any such agreement, that exceeds or is reasonably likely to exceed the foregoing limits; or (y) permit the Company or any Subsidiary to pay Service Fees (as defined in the LEAF Services Agreement) in an aggregate amount in excess of $350,000 per calendar month, $875,000 per fiscal quarter of the Company or $3,500,000 per fiscal year of the Company;

(q) permit the Company or any Subsidiary to approve any new channel partner for marketing the merchant advance business of the Company and its Subsidiaries (it being understood that a Person which is a counterparty to a Merchant Advance Contract with the Company shall not, as the sole consequence thereof, be deemed to be channel partner of the Company for purposes of this Section 6.02(q));

(r) permit the Company to exercise its right under the LEAF Services Agreement to acquire the Servicer Subsidiary, or permit the Company or any Subsidiary to acquire more than five percent of any class of voting securities of, or 25 percent of the equity of, any other Person;

(s) permit or consent to any amendment to or modification or waiver of any provision of the LLC Agreement or the Unitholders Agreement;

(t) permit or consent to the transfer of any Class B Unit to any Person (other than an Affiliate of the Initial Class B Member in a transfer that complies with Section 10.1(c) of the LLC Agreement); or

(u) permit the Company or any Subsidiary to hire any regulatory counsel, provided that DBAH Capital LLC and its Affiliates shall have the right to require that any advice provided by any regulatory counsel to the Company or any Subsidiary be in form and substance satisfactory to DBAH Capital LLC and its Affiliates and in a form expressly permitting DBAH Capital LLC and its Affiliates to rely thereon.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

(a) The Company shall default in the payment when due of any principal of or interest on this Note when the same becomes due and payable; or

(b) Any representation or warranty made by the Company herein or in any certificate or other document delivered in connection with this Note shall prove to have been incorrect when made or deemed made in any material respect; or

(c) (i) The Company shall fail to perform or observe any term, covenant or agreement contained in Section 6.01(a), 6.01(b), 6.01(e), 6.01(f), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(k), 6.01(l), 6.01(m) or 6.02; or (ii) the Company shall fail to perform or observe any other term or covenant in this Agreement on its part to be performed or observed and such failure remains unremedied for thirty days after the earlier of (x) the date on which the Company has knowledge thereof or (y) the date on which written notice thereof shall have been given to the Company by the Holder; or

(d) The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any other Indebtedness of the Company or any of its Subsidiaries having an aggregate outstanding principal amount of $50,000 or more ("Material Debt") when the same becomes due and payable, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Debt; or any such Material Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(e) The Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, moratorium or reorganization or relief of debtors, or liquidation or winding up, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f) Any judgment or order for the payment of money in excess of $50,000 shall be rendered against the Company or any of its Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and such proceedings shall not have been stayed or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g) A Change in Control shall occur; or

(h) The Company or any of its Subsidiaries shall incur liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

(i) Any action, suit or proceeding by or before any arbitrator or governmental authority against or affecting the Company or any of its Subsidiaries that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, shall be commenced or threatened; or

(j) Any Person shall initiate foreclosure proceedings with respect to any Lien on the Equity Interests in the Company, LEAF Ventures or the Servicer;

then, and in any such event, the Holder may, by notice to the Company, declare the outstanding principal amount of this Note (including capitalized interest as provided in Section 1.02 hereof) and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such principal amount, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that in the event of an entry of an order for relief with respect to the Company under the Federal Bankruptcy Code, the outstanding principal amount of this Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

ARTICLE VIII

DEFINITIONS

The following terms shall have the meanings set forth below:

"Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than LEAF Financial Corporation and its Subsidiaries, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company, LEAF Ventures or the Servicer (other than, in the case of the Servicer, in connection with the exercise by the Company of its right under the LEAF Services Agreement to purchase the Servicer, so long as the Holder shall have provided its prior written consent thereto), (b) Crit DeMent ceasing to be the Chairman or Chief Executive Officer of LEAF Financial Corporation and not being replaced in such position by a similarly-qualified individual within 90 days thereof, or (c) the acquisition of direct or indirect Control of the Company, LEAF Ventures or the Servicer by any Person or group other than LEAF Financial Corporation and its Subsidiaries (other than, in the case of the Servicer, in connection with the exercise by the Company of its right under the LEAF Services Agreement to purchase the Servicer, so long as Holder shall have provided its prior written consent thereto); provided that Conversion of this Note shall not be deemed to cause a "Change in Control".

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

"Default" means an Event of Default or an event that, with notice or lapse of time or both, would become an Event of Default.

"Environmental Laws" means any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

        "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) of the Code.

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"LEAF Ventures" means LEAF Ventures, LLC.

"Material Adverse Effect" means a material adverse effect on (i) the business or condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole, (ii) the legality, validity or enforceability of this Note or (iii) the ability of the Company to perform its obligations under this Note.

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Permitted Assets" means:

(a) in relation to the Company: (i) Financial Investments; (ii) Merchant Advance Contracts, including future receivables thereunder; (iii) intellectual property rights; (iv) furniture, fixtures and equipment; (v) equity interests in Subsidiaries and other Persons (to the extent permitted in the LLC Agreement); and (vi) other assets approved in writing by the Holder; and

(b) in relation to the Servicer Subsidiary: (i) furniture, fixtures and equipment; and (ii) other assets approved in writing by the Holder.

"Permitted Liens" shall mean, with respect to any Person:

(i) Liens imposed by law which were incurred in the ordinary course of business, including (but not limited to) carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business and which (x) do not in the aggregate materially impair the use thereof in the operations of the business of the Company or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such liens and for which adequate reserves have been made if required in accordance with GAAP;

(ii) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other similar social security legislation;

(iii) Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

(iv) Liens securing the Senior Obligations; and

(v) Liens which arise pursuant to a final judgment or judgments that do not constitute an Event of Default under Section 7.01(f).

"Servicer" means Merit Capital Manager, LLC.

"Solvent" means, with respect to any Person on a particular date, that (i) the fair value of the property of such Person is greater than the total amount of the liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature, and (iv) such Person is not engaged in business, and is not about to engage in business, for which such Person's property would constitute unreasonably small capital.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Delay or Omission Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 9.02. Governing Law; Submission to Jurisdiction.

(a) This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws provisions thereof. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Note or the transactions contemplated hereby.

(b) The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 9.03. Successors. All agreements of the Company in this Note shall bind its successors and permitted assigns. This Note shall inure to the benefit of the Holder and its successors and assigns.

SECTION 9.04. Amendment, Modification or Waiver. No provision of this Note may be amended, modified or waived except by an instrument in writing signed by the Company and the Holder.

SECTION 9.05. Assignment. The Company shall not assign or delegate any of its obligations hereunder without the prior written consent of Holder.

SECTION 9.06. Waivers. The Company waives demand, presentment for payment, notice of dishonor, protest, notice of protest and notice of non-payment of this Note.

SECTION 9.07. Notices. All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by telecopy) (a) in the case of the Company, at the address for notices specified in the LLC Agreement and (b) in the case of the Holder, at the address for such purpose as shall have been most recently specified to the Company by the Holder; or, as to either the Company or the Holder, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

SECTION 9.08. Right of Set-off. The Company agrees that, in addition to (and without limitation of) any right of set-off the Holder may otherwise have, the Holder shall be entitled, at its option, to offset amounts owing by the Holder to the Company, in Dollars or in any other currency (regardless of whether such amounts are then due to the Company), against any amount payable by the Company to the Holder under this Note that is not paid when due; provided that nothing contained herein shall require the Holder to exercise any such right.

SECTION 9.09. Costs, Expenses and Indemnification.

(a) The Company agrees to pay and reimburse on demand all reasonable costs and expenses incurred by the Holder in connection with the administration, modification, amendment or enforcement of this Note and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Holder with respect thereto and with respect to advising the Holder as to its rights and responsibilities under or in connection with this Note.

(b) The Company hereby agrees to indemnify the Holder and each of its Affiliates and their respective officers, directors, employees, agents, advisors and representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (the "Indemnities"), in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Note or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of this Note, whether or not such investigation, litigation or proceeding is brought by the Company, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not the other transactions contemplated by this Note are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, the Company's obligation to indemnify any Indemnified Party, other than the Holder, under this Section 9.09(b) shall be subject to its receipt of written demand for the Indemnities of such Indemnified Party, such demand to set forth evidence of such Indemnified Party's payment or liability for such Indemnities. The Holder shall have no liability for any special, indirect, consequential or punitive damages in connection with any matter relating hereto.

SECTION 9.10. Right of First Refusal. Prior to the Conversion of this Note, the Holder (and/or any of its Affiliates designated thereby) shall have a right of first refusal to provide (i) any debt or equity financing required by the Company, as approved by the Board, at then-market terms and (ii) any advisory, structuring, underwriting or other services required in connection with the Company's capital raising activities as approved by the Board (including any third party debt financing, equity investment or initial public offering) in exchange for market-rate compensation.

SECTION 9.11. Waiver of Jury Trial. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 9.12. Confidentiality.The Holder agrees to maintain the confidentiality of the Information (as defined below) of the Company, except that Information may be disclosed (a) to the Holder's and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to the Company, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to any assignee of or participant in, or any prospective assignee of or participant in, any of the Holder's rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Holder from a source other than the Company. For the purposes of this Section, “Information” in relation to the Company means all information received from the Company relating to the Company or its business, other than any such information that is available to the Holder on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Holder Representation.By its acceptance of this Note, the Holder represents and warrants to the Company that the Holder is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), and is not acquiring this Note with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an authorized officer thereof as of the date and year first above written.

MERIT CAPITAL ADVANCE, LLC
By: LEAF Ventures, LLC
Its Managing Member

By: LEAF Financial Corporation
Its Managing Member

By:_____________________________________
Name:
Title:

Accepted as of the date first written above:

DBAH CAPITAL LLC
as Holder

By: __________________________
Name:
Title:

By: __________________________
Name:
Title: